Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated August 10, 2010 in this Annual Report on Form 10-K of API Technologies Corp. and subsidiaries for the fiscal year ended November 30, 2012 into the Company’s previously filed Registration Statements on Forms S-3 (File Nos. 333-140413, 333-136586, 333-174398, 333-178219, and 333-181209) and Forms S-8 (File Nos. 333-147075 and 333-173124).

/s/ WithumSmith+Brown, PC
New Brunswick, New Jersey
February 12, 2013